UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2008

 ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed by Organic To Go Food Corporation (the “Company”) on June 4, 2008, the Company entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with W.Health L.P. (the “Investor”), relating to the sale of (i) up to $10.0 million in convertible promissory notes, convertible into shares of common stock, par value $0.001, of the Company (“Common Stock”) and (ii) warrants to purchase up to 1,250,000 shares of Common Stock.

The Company has previously issued to the Investor $7.0 million in convertible notes and warrants to purchase 875,000 shares of Common Stock pursuant to the Note and Warrant Purchase Agreement.

On October 3, 2008, the Company issued to the Investor a $3.0 million convertible note (the “Note”) and a warrant to purchase 375,000 shares of Common Stock (the “Warrant”) pursuant to terms of the Note and Warrant Purchase Agreement (the “Debt Financing”).

The Debt Financing was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

The descriptions of the Note and Warrant above do not purport to be complete and are qualified in their entirety by reference to the complete text of the forms of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Note
10.2	Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: October 6, 2008	By:	/s/ Michael Gats
Michael Gats
Chief Financial Officer

EXHIBIT INDEX

10.1	Note
10.2	Warrant